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                                                                      EXHIBIT 21

                   ACT MANUFACTURING, INC. AND SUBSIDIARIES
                                 SUBSIDIARIES

The following are subsidiaries of ACT Manufacturing, Inc. and all are wholly-owned except for GSS Array Technology Public Company Limited of which ACT Manufacturing owns 99.02%:

Entity Name                                    Jurisdiction of Organization
-----------                                    ----------------------------

Advanced Component Technologies Limited             Ireland
ACT Manufacturing Securities Corp.                  Massachusetts
CMC Industries, Inc.                                Delaware
ACT France Holdings SAS                             France
ACT Manufacturing US Holdings, LLC                  Delaware
GSS Array Technology Public Company Limited         Thailand
ACT Manufacturing Holdings UK Limited               United Kingdom

The following is a subsidiary of ACT Manufacturing Holdings UK Limited:

Entity Name                                    Jurisdiction of Organization
-----------                                    ----------------------------

ACT Manufacturing UK Limited                        United Kingdom


The following are subsidiaries of CMC Industries, Inc.:

Entity Name                                    Jurisdiction of Organization
-----------                                    ----------------------------

CMC Inmuebles, S.A. de C.V.                         Mexico
CMC Industrias Hermosillo, S.A. de C.V.             Mexico
Servicos y Administracion de Sonora, S.A. de C.V.   Mexico
CMC Industries, Inc. Taiwan Branch (U.S.A.)         Taiwan

The following are subsidiaries of ACT France Holdings SAS:

Entity Name                                    Jurisdiction of Organization
-----------                                    ----------------------------

ACT France SAS                                      France
ACT Manufacturing France SA                         France